Exhibits 99.2

NEWS RELEASE

Global Crossing Airlines Announces Closing of US$6.0 million Financing

MIAMI, FLORIDA, March 28, 2022 – Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) is pleased to announce that it has closed its previously announced private placement of US$6.0 million in non-convertible debentures (the “Offering”). The lead investor in the Offering was Alterna Capital Partners LLC (“Alterna”), through an affiliate of Alterna Core Capital Assets Fund II, L.P. Alterna is a real asset investor with a specific focus on transportation assets. The investment represents Alterna’s commitment to support GlobalX with its growth strategy and is made in conjunction with various leasing partnerships. Alterna was founded in 2007 and currently manages over US$600 million across two private equity funds, one credit fund and co-investments.

The securities sold in the Offering consisted of non-convertible debentures (each, a “Debenture”) and one warrant (each, a “Warrant”) for every US$1.24 of principal of the Debentures for gross proceeds of US$6,000,000. A total of 4,838,707 Warrants were issued. Each Warrant is exercisable into one share of common stock (each, a “Warrant Share”) at an exercise price of US$1.24 per Warrant Share, with an exercise period of 24 months from the date of closing.

The terms of the Debentures include:

•

a maturity date of 24 months from the closing date (the “Maturity Date”) and the principal amount of the Debentures, together with any accrued and unpaid interest, will be payable on the Maturity Date;

•	the Debentures bear interest (the “Interest”) at the rate of 15% per annum, which Interest will be payable in cash quarterly in arrears;

•

the Company has the option to prepay the principal amount of the Debentures on 30 business days notice, provided that if repaid in the first year the Company must provide a payment such that the holders of the Debentures receive at least 10% premium on the principal amount, after deducting any prior Interest payments from such premium; and

•	repayment by the Company of amounts owing under the Debentures is secured by a secured lien over the tangible fixed assets of the Company.

The net proceeds of the Offering will be used to further the business objectives of the Company and to secure three additional passenger A320 Aircraft for charter operations to be delivered by the second quarter of 2022. Funds will also be used for deposits for the first four A321F Aircraft for cargo operations by Q4 2022. A total of $41,175 in finder’s fees were paid in connection with the Offering.

An affiliate of a director of the Company participated in the Offering by purchasing US$200,000 principal amount of Debentures. Such participation is considered a related party transaction within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The related party transaction is exempt from minority approval, information circular and formal valuation requirements pursuant to the exemptions contained in Sections 5.5(a) and 5.7(1)(a) of MI 61-101, as neither the fair market value of the gross securities to be issued under the Offering nor the consideration to be paid by the insiders will exceed 25% of the Company’s market capitalization. The Company will not file a material change report related to this financing more than 21 days before the expected closing of the Offering as required by MI 61-101 since the details of the participation by the related parties of the Company were not settled until just prior to closing and the Company wished to close on an expedited basis for sound business reasons. The Debentures that will be acquired by the related parties have been acquired pursuant to an exemption from the prospectus requirement in section 2.3 of National Instrument 45-106.

This news release does not constitute an offer of securities for sale or solicitation of offers to buy securities in the United States. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and such securities may not be offered or sold within the United States absent U.S. registration or an applicable exemption from U.S. registration requirements.

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, and Latin American markets. In 2022, GlobalX will enter ACMI cargo service flying the A321 freighter, subject to DOT and FAA approvals. For more information, please visit www.globalxair.com.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

Cautionary Note Regarding Forward-Looking Information

This news release contains “forward-looking information” concerning anticipated developments and events that may occur in the future. Forward-looking information contained in this news release includes, but is not limited to, statements with respect to the Company’s intention to fly as an ACMI and wet lease charter airline, Company’s projected aircraft fleet size and delivery dates, details of future charter operations, the destinations that the Company intends to service and the use of proceeds of the Offering.

In certain cases, forward-looking information can be identified by the use of words such as “plans”, “expects”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking information contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the execution of definitive agreements for the Offering, the accuracy, reliability and success of GlobalX’s business model; the timely receipt of governmental approvals; the success of airline operations of GlobalX; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the impact of competition and the competitive response to GlobalX’s business strategy; and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, domestic and international airline industry conditions, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labour disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable U.S. and Canadian securities regulators. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. The forward-looking information is made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking information.